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                                                                   EXHIBIT 99.1


                               [CARAUSTAR LOGO]


FOR IMMEDIATE RELEASE
DECEMBER 20, 2001


                                               CONTACT: H. Lee Thrash, III
                                                        Chief Financial Officer
                                                        (770) 948-3101


                      CARAUSTAR INDUSTRIES, INC. ANNOUNCES
                      FOURTH QUARTER OUTLOOK; ANTICIPATES
            RETURN TO MORE NORMAL VOLUMES IN THE FIRST HALF OF 2002


ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that it expects a fourth quarter 2001 loss to be in the range of $0.14 to $0.18 per share, versus a First Call average estimated income of $0.02 per share. The company believes this shortfall is attributable to the unexpected continuing decline in industrial production and inventory liquidation in the fourth quarter due to still weak consumer demand. This negative cycle in the paperboard packaging business has now lasted for more than 18 months, but the company believes that its new customer supply agreements together with anticipated improvement in the economic environment, will support a return to more normal business operations in the first half of 2002.

Commenting on the expected results for the fourth quarter, Thomas V. Brown, president and chief executive officer of Caraustar, stated, "October shipments of folding cartons and paper mill tonnage were the strongest in 18 months. However, in November and thus far in December, customers in all of our basic business product lines have scaled back or delayed orders to further manage down their inventories in the wake of lower industrial production and softer consumer demand. Orders from recently executed customer supply agreements for light weight clay coated products have also been slower to materialize than expected, as those customers are using up existing inventories before reordering. We expect that volumes in the first and second quarter of 2002 will finally begin to reflect the results of our new product development initiatives. As we've indicated in prior commentaries, we believe the new demand for coated board from recent agreements and carton division business gains will fully


           PHONE 770-948-3101 - P.O. BOX 115 - AUSTELL, GA 30168-0115
              3100 JOE JERKINS BOULEVARD - AUSTELL, GA 30106-3227


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Caraustar Industries, Inc.
December 20, 2001
Page 2


contribute over 50,000 annual tons of incremental volume for our mills beginning in the first quarter of 2002."

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the company's expected fourth quarter 2001 loss per share, expected increases in product volume, the expected volume contribution of recent supply agreements and carton division business gains and the expected improvement in economic conditions and return to more normal business operations. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.


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